Gannett Announces Third Quarter 2021 Results

Achieved Record Digital-Only Subscriber Growth of 46% to over 1.5 million Paid Subscribers
Continued Strong Growth in Digital Marketing Solutions with Revenue Up 16.5% Over Prior Year Same Store
Improved Capital Structure with Recent Debt Refinancing; First Lien Net Leverage down to 1.6x

MCLEAN, VA — November 5, 2021 — Gannett Co., Inc. ("Gannett", "we", "us", "our", or the "Company") (NYSE: GCI) today reported its financial results for the third quarter ended September 30, 2021.

"Nine months ago we outlined a long-term vision for growth at Gannett. While we are still in early stages, the strong growth in digital-only circulation and digital marketing solutions confirms we are on the right path as evidenced by Adjusted EBITDA and same store revenue growth in the third quarter of 2021," said Michael Reed, Gannett Chairman and Chief Executive Officer. "With digital revenue accounting for over one-third of total revenue and growing, we are excited about the Company's evolution to a digitally focused content platform and the early momentum of our subscription-led strategy."

"We remain committed to maximizing shareholder value and we believe this is achievable through the execution of our long-term strategy coupled with our improved capital structure, lower cost of debt, and new credit facility, each of which provides us greater financial flexibility to conduct share repurchases and redeem our previously issued convertible notes."

Third Quarter 2021 Financial Highlights:
• Total revenues of $800.2 million decreased 1.8% compared to the prior year quarter
◦Same store revenues increased 0.9% compared to the third quarter of 2020
•Total digital revenues were $265.0 million or 33.1% of total revenues, up 17.8% over the prior year period on a same store basis
•Net income attributable to Gannett of $14.7 million
•Adjusted net income attributable to Gannett of $26.5 million
•Adjusted EBITDA totaled $102.1 million, an increase of 16.0% compared to the third quarter of 2020, the fourth consecutive quarter of year-over-year growth
◦Adjusted EBITDA margin of 12.8% versus 10.8% in the prior year period
◦Prior year third quarter Adjusted EBITDA includes $4.8 million related to businesses that the Company divested in the fourth quarter of 2020
•Net cash flow provided by operating activities of $40.8 million
•Free cash flow of $29.3 million

Additional Business Highlights:
•Digital-only paid subscribers exceeded 1.5 million at the end of the third quarter of 2021, up 46% compared to the same period in the prior year
◦Digital-only circulation revenues of $25.7 million grew 26.6% year-over-year
•179 million average monthly unique visitors in the third quarter of 2021 across USA TODAY NETWORK per ComScore plus the U.K. digital properties
•Digital Marketing Solutions segment revenues were $116.8 million, and on a same store basis increased 16.5% in the third quarter of September 30, 2021 compared to the same period in the prior year

◦Total core platform customers increased sequentially to 15.4 thousand in the third quarter of September 30, 2021, up 0.5% quarter-over-quarter
◦Margins within the segment increased over historical levels to 12.9% versus 4.0% in the same quarter prior year
•Launched USA TODAY Sports+ Premium Subscription Product
•In conjunction with the Tipico USA Technology, Inc. sports betting partnership, added new brands to extensive sports portfolio for avid sports betting fans including Sportsbook Wire, BetFTW, and several new video series dedicated to sports betting analysis
•During the third quarter of 2021, the Company repaid approximately $91.1 million in principal under its previous 5-Year Term Loan (the "5-Year Term Loan") using the proceeds from real estate and other asset sales totaling $39.0 million and excess cash, bringing the 5-Year Term Loan principal under $1.0 billion at September 30, 2021
◦Total debt principal outstanding as of September 30, 2021 was $1.400 billion, comprised of the (i) $899.4 million of 5-Year Term Loan, (ii) $497.1 million of the Company's 2027 convertible notes, and (iii) $3.3 million of remaining convertible notes from our acquisition of Gannett Co., Inc. (which was renamed Gannett Media Corp. and is referred to as "Legacy Gannett") in the fourth quarter of 2019
•During October 2021, the Company secured a five-year senior secured term loan facility in an aggregate principal amount of $516 million (the "New Senior Secured Term Loan"). The proceeds from the New Senior Secured Term Loan, together with net proceeds from the Company's private offering of $400 million first lien notes due 2026, allowed the Company to repay in full its existing 5-Year Term Loan
◦The refinancing reduced the Company's cost of debt by nearly 200 basis points and will result in meaningful cash interest savings in the future
•As of September 30, 2021, the Company had cash and cash equivalents of $141.3 million
◦First Lien Net Leverage(1) of 1.6x as of September 30, 2021
◦Targeting First Lien Net Leverage of 1.0x by the end of 2022

Financial Highlights

in thousands	Third Quarter 2021
Revenues	$800,185
Net income attributable to Gannett	14,687
Adjusted EBITDA(2) (non-GAAP)	102,067
Adjusted Net income attributable to Gannett(2) (non-GAAP)	26,506
Net cash flow provided by operating activities	40,760
Free cash flow(2) (non-GAAP)	29,316
(2)Refer to "Use of Non-GAAP Information" below for the Company’s definition of Adjusted EBITDA, Adjusted Net income attributable to Gannett, and Free cash flow, as well as the reconciliation of such measures to the most comparable GAAP measure.

Earnings Conference Call

Management will host a conference call on Friday, November 5, 2021 at 8:30 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of Gannett’s website, investors.gannett.com. The conference call may be accessed by dialing 1-877-451-6152 (from within the U.S.) or 1-201-389-0879 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Gannett Third Quarter Earnings Call” or access code “13719791”. A
(1) First Lien Net Leverage ratio as of September 30, 2021 was calculated by subtracting cash on the balance sheet from the 5-Year Term Loan and dividing it by Q3 2021 LTM Adjusted EBITDA. Our 2027 convertible notes are second lien as of the completion of the 5-Year Term Loan refinancing in February 2021.

simultaneous webcast of the conference call will be available to the public on a listen-only basis at investors.gannett.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on Friday, November 19, 2021 by dialing 1-844-512-2921 (from within the U.S.) or 1-412-317-6671 (from outside of the U.S.); please reference access code “13719791”.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is a subscription-led and digitally focused media and marketing solutions company committed to empowering communities to thrive. With an unmatched reach at the national and local level, Gannett touches the lives of millions with our Pulitzer Prize-winning content, consumer experiences and benefits, and advertiser products and services. Our current portfolio of media assets includes USA TODAY, local media organizations in 46 states in the U.S., and Newsquest, a wholly owned subsidiary operating in the United Kingdom with more than 120 local news media brands. Gannett also owns the digital marketing services companies ReachLocal, Inc., UpCurve, Inc., and WordStream, Inc., which are marketed under the LOCALiQ brand, and runs the largest media-owned events business in the U.S., USA TODAY NETWORK Ventures. To connect with us, visit www.gannett.com.

Same Store Revenues

Same store revenues are based on GAAP revenues for Gannett for the current period, excluding (i) exited operations, (ii) currency impacts, and (iii) deferred revenue impacts related to the acquisition of Legacy Gannett.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our digital revenue performance and growth, growth in our Digital Marketing Solutions segment, our expectations, in terms of both amount and timing, with respect to debt repayment, our cash interest savings, and our net leverage, growth of and demand for our digital-only subscriptions and digital marketing and advertising services, any future share repurchases or redemptions of our convertible notes, our strategy, and future revenue trends and our ability to influence trends. Words such as "expect(s)", "plan(s)", "believes(s)", "will", "target" and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s 2020 Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Trisha Gosser	Lark-Marie Anton
Investor Relations	SVP, Communications
703-854-3000	646-906-4087
investors@gannett.com	lark@gannett.com

# # #

GANNETT CO., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

Table No. 1
In thousands, except share data	September 30, 2021	December 31, 2020
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$141,302	$170,725
Accounts receivable, net of allowance for doubtful accounts of $16,411 and $20,843, as of September 30, 2021 and December 31, 2020, respectively	301,016	314,305
Inventories	33,492	35,075
Prepaid expenses and other current assets	111,689	116,581
Total current assets	587,499	636,686
Property, plant, and equipment, net	461,923	590,272
Operating lease assets	279,353	289,504
Goodwill	533,797	534,088
Intangible assets, net	741,591	824,650
Deferred tax assets	63,136	90,240
Other assets	242,704	143,474
Total assets	$2,910,003	$3,108,914

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$357,324	$378,246
Deferred revenue	196,259	186,007
Current portion of long-term debt	104,948	128,445
Other current liabilities	54,753	48,602
Total current liabilities	713,284	741,300
Long-term debt	741,636	890,323
Convertible debt	399,875	581,405
Deferred tax liabilities	21,419	6,855
Pension and other postretirement benefit obligations	88,149	99,765
Long-term operating lease liabilities	261,429	274,460
Other long-term liabilities	141,577	151,847
Total noncurrent liabilities	1,654,085	2,004,655
Total liabilities	2,367,369	2,745,955
Redeemable noncontrolling interests	(2,209)	(1,150)
Commitments and contingent liabilities

Equity
Preferred stock, $0.01 par value, 300,000 shares authorized, of which 150,000 shares are designated as Series A Junior Participating Preferred Stock, none of which were issued and outstanding at September 30, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value per share, 2,000,000,000 shares authorized; 144,653,850 shares issued and 142,519,768 shares outstanding at September 30, 2021; 139,494,741 shares issued and 138,102,993 shares outstanding at December 31, 2020	1,446	1,395
Treasury stock, at cost, 2,134,082 shares and 1,391,748 shares at September 30, 2021 and December 31, 2020, respectively	(6,940)	(4,903)
Additional paid-in capital	1,399,693	1,103,881
Accumulated deficit	(898,951)	(786,437)
Accumulated other comprehensive income	49,595	50,173
Total equity	544,843	364,109
Total liabilities and equity	$2,910,003	$3,108,914

GANNETT CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

Table No. 2	Three months ended September 30,
In thousands, except per share amounts	2021	2020
Advertising and marketing services	$412,020	$405,227
Circulation	306,702	336,158
Other	81,463	73,154
Total operating revenues	800,185	814,539
Operating costs	480,289	492,342
Selling, general and administrative expenses	225,596	241,652
Depreciation and amortization	48,107	61,355
Integration and reorganization costs	13,619	13,417
Asset impairments	2,301	1,585
(Gain) Loss on sale or disposal of assets, net	(833)	795
Other operating expenses	4	1,913
Total operating expenses	769,083	813,059
Operating income	31,102	1,480
Interest expense	34,603	58,063
Loss on early extinguishment of debt	3,761	476
Non-operating pension income	(23,860)	(18,334)
Other income, net	(931)	(10,375)
Non-operating expense	13,573	29,830
Income (loss) before income taxes	17,529	(28,350)
Provision for income taxes	2,984	3,098
Net income (loss)	$14,545	$(31,448)
Net loss attributable to redeemable noncontrolling interests	(142)	(188)
Net income (loss) attributable to Gannett	$14,687	$(31,260)

Interest adjustment to Net income (loss) attributable to Gannett related to assumed conversions of the 2027 Notes, net of taxes	$7,598	$—
Net income (loss) attributable to Gannett for diluted earnings per share	$22,285	$(31,260)

Income (loss) per share attributable to Gannett - basic	$0.11	$(0.24)
Income (loss) per share attributable to Gannett - diluted	$0.09	$(0.24)

GANNETT CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Table No. 3	Nine months ended September 30,
In thousands	2021	2020
Operating activities:
Net loss	$(113,447)	$(549,885)
Adjustments to reconcile net loss to operating cash flows:
Depreciation and amortization	154,452	205,706
Share-based compensation expense	13,804	22,812
Non-cash interest expense	18,719	17,813
Loss on sale or disposal of assets, net	9,206	1,540
Loss on convertible notes derivative	126,600	—
Loss on early extinguishment of debt	25,996	1,650
Goodwill and intangible impairments	—	393,446
Asset impairments	3,134	8,444
Pension and other postretirement benefit obligations	(114,663)	(77,274)
Change in other assets and liabilities, net	9,546	50,028
Net cash provided by operating activities	133,347	74,280
Investing activities:
Purchase of property, plant, and equipment	(27,265)	(28,944)
Proceeds from sale of real estate and other assets	67,434	26,186
Change in other investing activities	(933)	779
Net cash provided by (used for) investing activities	39,236	(1,979)
Financing activities:
Payments of debt issuance costs	(33,921)	—
Borrowings under term loans	1,045,000	—
Repayments under term loans	(1,220,751)	(27,619)
Deferred payments for acquisitions	—	(7,544)
Payments for employee taxes withheld from stock awards	(2,034)	(1,960)
Changes in other financing activities	(578)	(348)
Net cash used for financing activities	(212,284)	(37,471)
Effect of currency exchange rate change on cash	389	439
(Decrease) increase in cash, cash equivalents and restricted cash	(39,312)	35,269
Balance of cash, cash equivalents and restricted cash at beginning of period	206,726	188,664
Balance of cash, cash equivalents and restricted cash at end of period	$167,414	$223,933

GANNETT CO., INC.
SEGMENT INFORMATION
(Unaudited)

Table No. 4	Three months ended September 30,
In thousands	2021	2020
Operating revenues:
Publishing	$715,807	$732,226
Digital Marketing Solutions	116,771	105,443
Corporate and Other	1,649	2,732
Intersegment eliminations	(34,042)	(25,862)
Total	$800,185	$814,539

Adjusted EBITDA:
Publishing	$101,001	$108,752
Digital Marketing Solutions	15,024	4,177
Corporate and Other	(13,958)	(24,949)
Total	$102,067	$87,980

GANNETT CO., INC.
SAME STORE REVENUES
(Unaudited)

Table No. 5	Three months ended September 30,
In thousands	2021	2020	% Change
Total revenues	$800,185	$814,539	(1.8)%
Currency impact	(3,778)	—	***
Exited operations	—	(26,168)	***
Deferred revenue adjustment	—	563	(100.0)%
Same store total revenues	$796,407	$788,934	0.9%

Advertising and marketing services revenues	$412,020	$405,227	1.7%
Currency impact	(2,321)	—	***
Exited operations	—	(15,063)	***
Deferred revenue adjustment	—	185	(100.0)%
Same store advertising and marketing services revenues	$409,699	$390,349	5.0%

Circulation revenues	$306,702	$336,158	(8.8)%
Currency impact	(1,134)	—	***
Exited operations	—	(3,717)	(100.0)%
Deferred revenue adjustment	—	378	(100.0)%
Same store circulation revenues	$305,568	$332,819	(8.2)%

Other revenues	$81,463	$73,154	11.4%
Currency impact	(323)	—	***
Exited operations	—	(7,388)	(100.0)%
Same store other revenues	$81,140	$65,766	23.4%
*** Indicates a percentage change greater than 100.

USE OF NON-GAAP INFORMATION

The Company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a U.S. GAAP basis. These non-GAAP financial measures, which may not be comparable to similarly titled measures reported by other companies, should not be considered in isolation from or as a substitute for the related U.S. GAAP measures and should be read together with financial information presented on a U.S. GAAP basis.

The Company defines its non-GAAP measures as follows:

•Adjusted EBITDA is a non-GAAP performance measure the Company believes offers a useful view of the overall and segment operations of our business. The Company defines Adjusted EBITDA as Net income (loss) attributable to Gannett before: (1) Income tax expense (benefit), (2) Interest expense, (3) Gains or losses on the early extinguishment of debt, (4) Non-operating pension income (expense), (5) Loss on convertible notes derivative, (6) Depreciation and amortization, (7) Integration and reorganization costs, (8) Other operating expenses, including third-party debt expenses and acquisition costs, (9) Asset impairments, (10) Goodwill and intangible impairments, (11) Gains or losses on the sale or disposal of assets, (12) Share-based compensation, and (13) certain other non-recurring charges, including gains or losses on the sale of investments. The most directly comparable U.S. GAAP measure is Net income (loss) attributable to Gannett.

•Adjusted EBITDA margin is a non-GAAP performance measure the Company believes offers a useful view of the overall and segment operations of our business. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total Operating revenues.

•Adjusted Net income (loss) attributable to Gannett is a non-GAAP performance measure the Company believes offers a useful view of the overall operations of our business and is useful to analysts and investors in evaluating the results of operations and operational trends. The Company defines Adjusted Net income (loss) attributable to Gannett before (1) Gains or losses on the early extinguishment of debt, (2) Loss on convertible notes derivative, (3) Integration and reorganization costs, (4) Other operating expenses, including third-party debt expenses and acquisition costs, (5) Asset impairments, (6) Goodwill and intangibles impairments, (7) Gains or losses on the sale or disposal of assets, (8) Gains or losses on the sale of investments, and (9) the tax impact of the above items.

•Free cash flow is a non-GAAP liquidity measure that adjusts our reported U.S. GAAP results for items we believe are critical to the ongoing success of our business. The Company defines Free cash flow as Net cash provided by operating activities as reported on the Statement of Cash Flows less capital expenditures, which results in a figure representing Free cash flow available for use in operations, additional investments, debt obligations, and returns to stockholders. The most directly comparable U.S. GAAP financial measure is Net cash from operating activities.

Management’s Use of Non-GAAP Measures

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, and Free cash flow are not measurements of financial performance under U.S. GAAP and should not be considered in isolation or as an alternative to income from operations, net income (loss), margin, cash flow from operating activities, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. We believe these non-GAAP financial measures, as we have defined them, are helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance on our day-to-day operations. These measures provide an assessment of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance.

Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Net income (loss) attributable to Gannett provide us with measures of financial performance, independent of items that are beyond the control of management in the short-term, such as depreciation and amortization, taxation, non-cash impairments, and interest expense associated with our capital structure. These metrics measure our financial performance based on operational factors that management can impact in the short-term, namely the cost structure or expenses of the organization. Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Net income (loss) attributable to Gannett are metrics we use to review the financial performance of our business on a monthly basis.

We use Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Net income (loss) attributable to Gannett as measures of our day-to-day operating performance, which is evidenced by the publishing and delivery of news and other media and excludes certain expenses that may not be indicative of our day-to-day business operating results.

Limitations of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, and Free cash flow

Each of our non-GAAP measures have limitations as analytical tools. They should not be viewed in isolation or as a substitute for U.S. GAAP measures of earnings or cash flows. Material limitations in making the adjustments to our earnings to calculate Adjusted EBITDA and Adjusted Net income (loss) attributable to Gannett using these non-GAAP financial measures as compared to U.S. GAAP net income (loss) include: the cash portion of interest / financing expense, income tax (benefit) provision, and charges related to asset impairments, which may significantly affect our financial results.

Management believes these items are important in evaluating our performance, results of operations, and financial position. We use non-GAAP financial measures to supplement our U.S. GAAP results in order to provide a more complete understanding of the factors and trends affecting our business.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, and Free cash flow are not alternatives to net income, income from operations, or cash flows provided by or used in operations as calculated and presented in accordance with U.S. GAAP. As such, they should not be considered or relied upon as substitutes or alternatives for any such U.S. GAAP financial measure. We strongly urge you to review the reconciliations of Net income (loss) attributable to Gannett to Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Net income (loss) attributable to Gannett, and Cash provided by operations to Free cash flow along with our condensed consolidated financial statements included elsewhere in this report. We also strongly urge you not to rely on any single financial measure to evaluate our business. In addition, because Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, and Free cash flow are not measures of financial performance under U.S. GAAP and are susceptible to varying calculations, the Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, and Free cash flow measures as presented in this report may differ from and may not be comparable to similarly titled measures used by other companies.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA
(Unaudited)

Table No. 6	Three months ended September 30, 2021
In thousands	Publishing	Digital Marketing Solutions	Corporate and Other	Consolidated Total
Net income (loss) attributable to Gannett	$84,137	$5,005	$(74,455)	$14,687
Provision for income taxes	—	—	2,984	2,984
Interest expense	—	—	34,603	34,603
Loss on early extinguishment of debt	—	—	3,761	3,761
Non-operating pension income	(23,860)	—	—	(23,860)
Depreciation and amortization	35,861	7,986	4,260	48,107
Integration and reorganization costs	3,512	931	9,176	13,619
Other operating expenses	—	—	4	4
Asset impairments	2,301	—	—	2,301
(Gain) loss on sale or disposal of assets, net	(1,032)	(91)	290	(833)
Share-based compensation expense	—	—	4,602	4,602
Other items	82	1,193	817	2,092
Adjusted EBITDA (non-GAAP basis)	$101,001	$15,024	$(13,958)	$102,067
Net income (loss) attributable to Gannett margin	11.8%	4.3%	NM	1.8%
Adjusted EBITDA margin (non-GAAP basis)	14.1%	12.9%	NM	12.8%
NM indicates not meaningful.
	Three months ended September 30, 2020
In thousands	Publishing	Digital Marketing Solutions	Corporate and Other	Consolidated Total
Net income (loss) attributable to Gannett	$67,726	$5,223	$(104,209)	$(31,260)
Provision for income taxes	—	—	3,098	3,098
Interest expense	17	—	58,046	58,063
Loss on early extinguishment of debt	—	—	476	476
Non-operating pension income	(18,262)	—	(72)	(18,334)
Depreciation and amortization	52,481	6,768	2,106	61,355
Integration and reorganization costs	5,120	1,237	7,060	13,417
Other operating expenses	—	—	1,913	1,913
Asset impairments	868	717	—	1,585
Loss (gain) on sale or disposal of assets, net	1,731	(964)	28	795
Share-based compensation expense	—	—	3,844	3,844
Other items	(929)	(8,804)	2,761	(6,972)
Adjusted EBITDA (non-GAAP basis)	$108,752	$4,177	$(24,949)	$87,980
Net loss attributable to Gannett margin	9.2%	5.0%	NM	(3.8)%
Adjusted EBITDA margin (non-GAAP basis)	14.9%	4.0%	NM	10.8%
NM indicates not meaningful.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO GANNETT
(Unaudited)

Table No. 7	Three months ended September 30,
In thousands	2021	2020
Net income (loss) attributable to Gannett	$14,687	$(31,260)
Loss on early extinguishment of debt	3,761	476
Integration and reorganization costs	13,619	13,417
Other operating expenses	4	1,913
Asset impairments	2,301	1,585
(Gain) loss on sale or disposal of assets, net	(833)	795
Gain on the sale of investments	—	(7,800)
Subtotal	33,539	(20,874)
Tax impact of above items	(7,033)	(25,449)
Adjusted Net income (loss) attributable to Gannett (non-GAAP basis)	$26,506	$(46,323)

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
FREE CASH FLOW
(Unaudited)

Table No. 8
In thousands	Three months ended September 30, 2021
Net cash flow provided by operating activities (GAAP basis)	$40,760
Capital expenditures	(11,444)
Free cash flow (non-GAAP basis)(a)	$29,316
(a) Free cash flow for the third quarter of 2021 was negatively impacted by $18.5 million of integration and reorganization costs.